As filed with the Securities and Exchange Commission on March 18, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-2319066 (I.R.S. Employer Identification No.)
7102 Commerce Way
Brentwood, Tennessee 37207
(615) 771-6701
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ezra Uzi Yemin, Chief Executive Officer
Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
(615) 771-6701
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:
Scott W. Bell, Esq.
Bass, Berry & Sims PLC
150 Third Avenue South
Suite 2800
Nashville, Tennessee 37201
(615) 742-7942

Approximate date of commencement of proposed sale to public:
From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or reinvestment plans, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☑ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.01 per share	(1)	(1)	(1)	(2)

(1)	Omitted pursuant to Form S-3 General Instruction II.E. An indeterminate number or amount of our common stock is being registered as may from time to time be offered at indeterminate prices.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

PROSPECTUS

DELEK US HOLDINGS, INC.
Common Stock

We may from time to time offer and sell shares of our common stock covered by this prospectus. We may offer our common stock in amounts, at prices and on terms set forth in an applicable prospectus supplement to this prospectus at the time of offering. Our net proceeds from the sale of our common stock also will be set forth in the applicable prospectus supplement. In addition, one or more selling stockholders to be named in a prospectus supplement may offer and sell our common stock from time to time in such amounts and on such terms that will be determined at the time of any such offering. We will not receive any of the proceeds from the sale by any selling stockholder of the shares of our common stock. We will bear all fees and expenses incident to registering shares of our common stock covered by this prospectus.

Our common stock may be offered and sold directly by us, or by any selling security holder to be identified in any accompanying prospectus supplement to or through one or more underwriters, dealers and agents or directly to purchasers or through a combination of these methods, on a continuous or delayed basis. The applicable prospectus supplement will provide the names of any underwriters, dealers or agents, the specific terms of the plan of distribution, any over-allotment option and any applicable underwriting discounts and commissions.

This prospectus may not be used to sell shares of our common stock unless accompanied by a prospectus supplement describing the method and specific terms of the offering. The prospectus supplement or any related free writing prospectus may add, update or change information contained in this prospectus.  We urge you to read carefully this prospectus, the applicable prospectus supplement, any related free writing prospectus, and any documents we incorporate by reference before you make your investment decision.

Our common stock, par value $0.01 per share, is listed and currently traded on the New York Stock Exchange (“NYSE”) under the symbol “DK.” The last reported sale price of our common stock on the NYSE on March 16, 2016 was $15.14 per share.

Investing in our common stock involves a certain degree of risk. You should carefully consider all of the information set forth in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission, the “Risk Factors” section beginning on page 3 of this prospectus, and in the applicable prospectus supplement before purchasing any shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2016.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we and/or the selling stockholders, if applicable, may, from time to time, offer and sell our common stock in one or more offerings. Each time we and/or the selling stockholders sell our common stock using this prospectus, we will provide a prospectus supplement and attach this prospectus to it and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus and any applicable prospectus supplement. This means that important information is contained in other documents that are considered to be a part of this prospectus and any applicable prospectus supplement. Additionally, information that we file later with the SEC will automatically update and supersede this information. We urge you to read carefully both this prospectus, any prospectus supplement accompanying this prospectus and any related free writing prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference,” before deciding whether to invest in our common stock.

Neither we nor, if applicable, any selling stockholders have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any applicable free writing prospectus prepared by or on behalf of us or to which we have referred you. Neither we nor, if applicable, the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus, any applicable prospectus supplement and any applicable free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the common stock offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or any documents incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

Unless expressly stated or the context otherwise requires, the terms “we,” “our,” “us,” “the Company” and “Delek” refer to Delek US Holdings, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus or any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. Forward-looking statements include discussions regarding the Company’s plans, strategies, beliefs, expectations and intentions. You can identify these statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, by forward-looking words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “appears,” “projects” and similar expressions, as well as statements in future tense. Although we believe that the plans, objectives, expectations and prospects reflected in or suggested by our forward-looking statements are reasonable, those statements involve uncertainties and risks, and we cannot assure you that our plans, objectives, expectations and prospects will be achieved.

Our actual results could differ materially from the results anticipated by the forward-looking statements as a result of many known and unknown factors, including, but not limited to, those contained in “Risk Factors” and elsewhere in this prospectus and any applicable prospectus supplement and in the documents incorporated by reference herein and therein. Such risk factors include, without limitation:

•	volatility in our refining margins or fuel gross profit as a result of changes in the prices of crude oil, other feedstocks and refined petroleum products;

•	reliability of our operating assets;

•	competition;

•	changes in, or the failure to comply with, the extensive government regulations applicable to our industry segments;

•	our ability to execute our strategy of growth through acquisitions and the transactional risks inherent in such acquisitions;

•	diminution in value of long-lived assets may result in an impairment in the carrying value of the asset on our balance sheet and a resultant loss recognized in the statement of operations;

•	general economic and business conditions, particularly levels of spending relating to travel and tourism or conditions affecting the southeastern United States;

•	volatility of derivative instruments;

•	deterioration of creditworthiness or overall financial condition of a material counterparty (or counterparties);

•	unanticipated increases in cost or scope of, or significant delays in the completion of, our capital improvement and periodic turnaround projects;

•	risks and uncertainties with respect to the quantities and costs of refined petroleum products supplied to our pipelines and/or held in our terminals;

•	operating hazards, natural disasters, casualty losses and other matters beyond our control;

•	increases in our debt levels or costs;

•	changes in our ability to continue to access the credit markets;

•	compliance, or failure to comply, with restrictive and financial covenants in our various debt agreements;

•	the inability of our subsidiaries to freely make dividends, loans or other cash distributions to us;

•	seasonality;

•	acts of terrorism aimed at either our facilities or other facilities that could impair our ability to produce or transport refined products or receive feedstocks; and

•	changes in the cost or availability of transportation for feedstocks and refined products.
This list of risks and uncertainties, however, is only a summary of the most important factors and is not intended to be exhaustive. You should carefully review the discussion of our risks and uncertainties incorporated by reference as described in “Risk Factors” beginning on page 3 of this prospectus and in any prospectus supplement, as well as the documents we file from time to time with the SEC, which are incorporated herein by reference, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (including any amendment thereto), as the occurrence of any of these events could have an adverse effect on our business, results of operations and financial condition. You should carefully read such reports in their entirety, as they contain important information about our business and the risks we face.
We caution you not to place undue reliance on forward-looking statements. Except as required by law, we do not undertake any obligation to update or to release publicly any revisions to such forward-looking statements to reflect events or circumstances occurring after the date of this prospectus or to reflect the occurrence of unanticipated events. All forward-looking statements, written or oral, attributable to us are expressly qualified in their entirety by these cautionary statements.

THE COMPANY

Delek US Holdings, Inc. is a Delaware corporation formed in 2001. We are an integrated downstream energy business focused on petroleum refining, the wholesale distribution of refined products and convenience store retailing. Our business consists of three operating segments: (1) refining, (2) logistics, and (3) retail. Our refining segment operates independent refineries in Tyler, Texas and El Dorado, Arkansas with a combined design crude distillation capacity of 155,000 barrels per day. Our logistics segment gathers, transports and stores crude oil and markets, distributes, transports and stores refined products in select regions of the southeastern United States and west Texas for both our refining segment and third parties. Our retail segment markets gasoline, diesel, other refined petroleum products and convenience merchandise through a network of approximately 358 company-operated retail fuel and convenience stores located in Alabama, Arkansas, Georgia, Kentucky, Mississippi, Tennessee and Virginia. We currently have more than 4,500 employees across our three operating segments.

Our principal executive offices are located at 7102 Commerce Way, Brentwood, Tennessee 37027, and our telephone number at that address is (615) 771-6701. Our website is located at www.DelekUS.com. You should not consider the information contained on our website to be part of this prospectus or any prospectus supplement or in deciding whether to purchase shares of our common stock.

RISK FACTORS

Investing in our common stock involves risks. You should carefully consider the information included in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein prior to making a decision to purchase shares of our common stock. You should carefully consider the risks, uncertainties and assumptions described in our annual, quarterly and current reports, including those identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (including any amendments thereto) which is incorporated by reference into this prospectus, and which may be updated, supplemented or superseded by the risks and uncertainties described in the reports we subsequently file with the SEC, which are incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information” of this prospectus. If any of such risks or uncertainties occur, our business, financial condition or results of operations may be adversely impacted, and such impact may be material. Moreover, the trading price of our common stock could decline and you may lose part or all of the value of our common stock held by you. Additional risks and uncertainties, including those that as of the date of this prospectus are not yet identified or that we think are immaterial, may also adversely affect our business, financial condition or operating results. Please also see “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will set forth in the applicable prospectus supplement our intended use for the net proceeds received by us for our sale of our common stock under this prospectus. We will not receive any proceeds from any sale of our common stock by any selling stockholder.
DESCRIPTION OF CAPITAL STOCK

The following summary of our capital stock is a description of our capital stock pursuant to our second amended and restated certificate of incorporation and third amended and restated bylaws, which we refer to as our “certificate of incorporation” and “bylaws,” respectively. This information does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms of our certificate of incorporation, a copy of which is attached as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended June 30, 2013 filed with the SEC on August 8, 2013 and incorporated herein by reference, our bylaws, a copy of which is attached as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the period ended June 30, 2014 filed with the SEC on August 7, 2014 and incorporated herein by reference, and the provisions of applicable law of the state of Delaware, the state in which we are incorporated.

Our authorized capital stock consists of 120,000,000 shares, of which 110,000,000 shares are common stock, par value $0.01 per share, 62,165,589 shares of which were issued and outstanding, and 4,809,701 shares of which were held as treasury shares, as of March 16, 2016, and 10,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights in connection with the election of directors. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election.

Subject to any preferential rights of our preferred stock, the outstanding holders of our common stock are entitled to receive any dividends that may be declared by our Board of Directors out of legally available funds. In the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and any preferential rights of our preferred stock then outstanding.

Holders of our common stock have no preemptive, subscription, redemption, conversion or sinking fund rights. The outstanding shares of our common stock are validly issued and fully paid. All shares of our common stock have equal rights and preferences. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of holders of shares of any series of our preferred stock that we may designate and issue in the future.

Preferred Stock

Our Board of Directors may, from time to time, authorize the issuance of one or more classes or series of preferred stock without stockholder approval. Though we have no current intention to issue any shares of our preferred stock, our certificate of incorporation permits us to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share. Subject to the provisions of our certificate of incorporation and limitations prescribed by law, our Board of Directors is authorized to adopt resolutions to issue shares, establish the number of shares constituting any series, provide or change the voting powers, if any, determine designations, preferences and relative rights, qualifications, limitations or restrictions on shares of our preferred stock, including dividend rights, redemption rights, conversion rights and liquidation preferences, in each case without any action or vote by our stockholders.

The issuance of our preferred stock may adversely affect the rights of our common stockholders by, among other things:

•	restricting dividends on our common stock;

•	diluting the voting power of our common stock;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change in control without further action by the stockholders.

As a result of these or other factors, the issuance of our preferred stock could have an adverse impact on the market price of our common stock.

Anti-Takeover Effects of Certain Provisions of Our Certificate of Incorporation and Bylaws

Our certificate of incorporation and bylaws contain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance will allow us to issue shares of our preferred stock without the expense and delay of a special meeting of stockholders. The authorized shares of our preferred stock, as well as shares of our common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Our Board of Directors has the power, subject to applicable law, to issue one or more series of our preferred stock that could, depending on the terms of any such series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their shares over the prevailing market price of our then outstanding capital stock.

Advance Notice Procedure

Our bylaws provide an advance procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders. Only persons nominated by, or at the direction of, our Board of Directors or by a stockholder who has given proper and timely notice to our secretary prior to the meeting, will be eligible for election as a director. In addition, any proposed business other than the nomination of persons for election to our Board of Directors must constitute a proper matter for stockholder action pursuant to the notice of meeting delivered to us. For such notice to be timely, it must be received by our secretary not less than 90 calendar days nor more than 120 calendar days prior to the one-year anniversary of the preceding year’s annual meeting (or if the date of the annual meeting is more than 30 days before or more than 30 days after the one-year anniversary of the previous year’s annual meeting, not earlier than 90 calendar days prior to such meeting and not later than 10 calendar days after public disclosure of the date of such meeting is first made by the Company). These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company.

Special Meetings of Stockholders; No Action on Written Consent

Our bylaws provide that special meetings of stockholders may be called only by our chairman of the board, president or by our secretary upon written request of a majority of our Board of Directors. In addition, our certificate of incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders and expressly prohibits action by written consent in lieu of a meeting. These provisions make it more difficult for stockholders to take action opposed by our Board of Directors.

Certificate of Incorporation and Bylaws Amendments

Our certificate of incorporation requires the affirmative vote of the holders of at least 66 2/3% of the voting power of our capital stock in order to amend certain of its provisions, including any provisions concerning (i) the amendment of the bylaws, (ii) the limitations of liability of directors, (iii) indemnification of directors and officers, (iv) the purchase and maintenance of insurance by the Company on behalf of any director, officer, employee or agent thereof, (v) the removal of any director or the entire Board of Directors, and (vi) the percentage of votes represented by capital stock required to approve certain amendments to the certificate of incorporation. These voting requirements will make it more difficult for stockholders to make changes in the certificate of incorporation that would be designed to facilitate the exercise of control over the Company. In addition, the requirement of approval by at least a 66 2/3% stockholder vote will enable the holders of a minority of the voting securities of the Company to prevent the holders of a majority or more of such securities from amending such provisions.

In addition, the certificate of incorporation provides that stockholders may only adopt, amend or repeal the bylaws by the affirmative vote of 66 2/3% of our outstanding voting stock. In contrast, our certificate of incorporation grants our Board of Directors the authority to adopt, alter, amend or repeal any and all of the bylaws of the Company without the approval of stockholders.

Size of the Board of Directors; Removal; Filling of Vacancies

Our bylaws provide that our Board of Directors shall consist of not less than three and not more than fifteen persons, with the exact number fixed from time to time by the majority vote of our entire Board of Directors. Our certificate of incorporation allows our stockholders to remove any director, or our entire Board of Directors, with or without cause, upon the affirmative vote of 66 2/3% of our outstanding voting stock. In addition, our certificate of incorporation provides that any vacancy on our Board of Directors, including one created by an increase in the number of directors, may be filled only by a majority of the directors then in office (even if less than a quorum), or by a sole remaining director. As a result of these provisions, our stockholders cannot (i) increase the size of our Board of Directors without amending the bylaws, (ii) remove any director, or our entire Board of Directors, without the affirmative vote of 66 2/3% of our outstanding voting stock, or (iii) fill newly created directorships without amending the certificate of incorporation.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The effect of these provisions is to eliminate the rights of our Company and our stockholders, through stockholders’ derivative suits on behalf of our Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply if the directors breached their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions (as described under Section 174 of the Delaware General Corporation Law, or the DGCL) or derived an improper benefit from their actions as directors. Our certificate of incorporation further provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the DGCL, as amended. In addition, our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law.

We have entered into separate indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and officers against liabilities that may arise by reason of their status or service as directors or officers.

In addition, our certificate of incorporation authorizes us to maintain directors’ and officers’ liability insurance to provide our directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, errors and other wrongful acts.

These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, the stockholders’ investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions and/or separate indemnification agreements.

Anti-Takeover Effects of Delaware Law

We are a Delaware corporation that is subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, an "interested stockholder" of a Delaware corporation shall not engage in any "business combination" with the corporation for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

•
on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, upon the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the "interested stockholder". Except as otherwise specified in Section 203, an interested stockholder is defined to include:

•
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

•	the affiliates and associates of any such person.

Under some circumstances, Section 203 makes it more difficult for a person who would be an "interested stockholder" to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage any entity interested in acquiring our Company to negotiate in advance with our Board of Directors because the stockholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in such entity becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions involving our Company that our stockholders may otherwise deem to be in their best interests.

Listing

Our common stock is listed for trading on the NYSE under the symbol "DK."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment hereto or in filings we make with the SEC which are incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION

General

We and/or one or more selling stockholders may offer and sell our common stock in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.

A prospectus supplement relating to a particular offering of our common stock will include the following information, as applicable:

•	the terms of the offering;

•	the names of any underwriters or agents;

•	the purchase price of our common stock;

•	the net proceeds to us from the sale of our common stock;

•	any delayed delivery arrangements;

•	any over-allotment options under which underwriters may purchase additional shares of our common stock;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering price; and

•	any discounts or concessions allowed or reallowed or paid to dealers.

The distribution of our common stock may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

Underwriting Compensation

We and/or one or more selling stockholders may offer our common stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our common stock, our common stock will be acquired by the underwriters for their own account. The underwriters may resell our common stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our common stock, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our common stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If we use an underwriter or underwriters in a particular sale of our common stock, we will execute an underwriting agreement with those underwriters at the time of that particular sale of our common stock. The names of the underwriters will be set forth in the prospectus supplement used by the underwriters in that particular sale of our common stock. Unless otherwise indicated in the prospectus supplement relating to an offering of our common stock, the obligations of the underwriters to purchase our common stock will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of our common stock offered if any of our common stock is purchased.

Underwriters, dealers and agents that participate in the distribution of our common stock may be deemed to be underwriters under the Securities Act. Any discounts or commissions received by them and any profit realized by them on the resale of our common stock may be deemed to be underwriting discounts and commissions under the Securities Act.

Indemnification

We may enter agreements under which underwriters, dealers and agents who participate in the distribution of our common stock may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.

Related Transactions

Underwriters, dealers and agents who participate in the distribution of our common stock, and their affiliates, may perform various commercial banking and investment banking services for us from time to time in the ordinary course of business.

Delayed Delivery Contracts

We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase our common stock from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of our common stock will not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Price Stabilization and Short Positions

If underwriters or dealers are used in the sale, until the distribution of our common stock is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase our common stock. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of our common stock. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock. If the underwriters create a short position in our common stock in connection with the offering (that is, if they sell more of our common stock than is set forth on the cover page of the prospectus supplement) the representatives of the underwriters may reduce that short position by purchasing our common stock in the open market.

We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS

The validity of the securities offered from time to time by this prospectus will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee.

EXPERTS

The consolidated financial statements of Delek US Holdings, Inc. appearing in Delek US Holdings, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedule appearing therein), and the effectiveness of Delek US Holdings, Inc.'s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated balance sheets of Alon USA Energy, Inc. at December 31, 2015 and 2014 and the related consolidated statements of operations, comprehensive income, stockholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2015 included in Delek US Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We “incorporate by reference” into this prospectus and any applicable prospectus supplement some of the information we file with the SEC, which means that we can disclose important information to you by referring you to those filings. The information incorporated by reference is considered to be a part of this prospectus and any applicable prospectus supplement. Any information contained in future SEC filings that is incorporated by reference into this prospectus and any prospectus supplement will automatically update this prospectus and any applicable prospectus supplement, and any information included directly in this prospectus and any prospectus supplement shall update and supersede the information contained in past SEC filings that are incorporated by reference in this prospectus and any applicable prospectus supplement. We incorporate by reference the documents listed below (File No. 001-32868) and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information deemed furnished and not filed in accordance with SEC rules, including pursuant to Items 2.02 and 7.01 of Form 8-K), until all the securities offered under this prospectus and any prospectus supplement are sold.

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016;

•	Our Current Report on Form 8-K filed with the SEC on February 3, 2016;

•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 9, 2015; and

•
The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2006, as amended by our Registration Statement on Form 8-A/A, filed with the SEC on May 13, 2014, including any subsequent amendment or any report filed for the purpose of updating such description.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been or may be incorporated by reference in this prospectus and any applicable prospectus supplement. Requests for such information should be directed to:

Delek US Holdings, Inc.
7102 Commerce Way
Brentwood, Tennessee 37027
Attn: Corporate Secretary
(615) 771-6701

You should read the information relating to us in this prospectus and any prospectus supplement together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the SEC, except as noted above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available through the SEC’s website at www.sec.gov. The SEC’s website is included in this prospectus and any applicable prospectus supplement as an inactive textual reference only. The information contained on the SEC’s website is not incorporated by reference into this prospectus or any prospectus supplement and should not be considered to be part of this prospectus unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room.

We also make available, free of charge through our website, our annual, quarterly and current reports, proxy statements and other information, including amendments thereto, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Our website address is www.DelekUS.com. Our website address is provided as an inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or any prospectus supplement and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or any applicable prospectus supplement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth an estimate of the registrant’s expenses in connection with the issuance and distribution of the securities being registered hereby:

Amount

SEC Registration Fee	$ *
Legal Fees and Expenses	**
Accounting Fees and Expenses	**
Printing Fees and Expenses	**
Miscellaneous	**
Total	$ **

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, we are deferring payment of the registration fee for the securities offered by this prospectus.

**
These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Subsection (d) of Section 145 of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145 of the DGCL further provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that such expenses may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145 of the DGCL; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators; and that the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Certificate of Incorporation

The registrant’s second amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, as the same exists or hereafter may be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for the breach of any fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Bylaws

The registrant’s third amended and restated bylaws provide that the registrant shall indemnify any director or officer of the corporation, and may indemnify any other person, who (a) was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, and (b) was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

These descriptions of director liability and indemnification provisions are intended as a summary only and are qualified in their entirety by reference to our second amended and restated certificate of incorporation and third amended and restated bylaws, each of which has been filed with the SEC.

Indemnification Agreements

The registrant has entered into indemnification agreements with its directors and executive officers which would require the registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status.

Insurance

The registrant maintains directors’ and officers’ liability insurance for its directors and officers.

Item 16. Exhibits.

The Exhibit Index filed herewith and appearing immediately after the signature page to this Registration Statement is incorporated by reference herein.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Delek US Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on March 18, 2016.

Delek US Holdings, Inc.

By: /s/ Assaf Ginzburg
Assaf Ginzburg
Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Assaf Ginzburg, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. This document may be executed in counterparts that when so executed shall constitute one registration statement, notwithstanding that all of the undersigned are not signatories to the original of the same counterpart.

Signature	Title	Date

/s/ Ezra Uzi Yemin	Chairman, President and Chief Executive Officer	February 26, 2016
Ezra Uzi Yemin	(Principal Executive Officer)

/s/ William J. Finnerty	Director	February 26, 2016
William J. Finnerty

/s/ Carlos E. Jordá	Director	February 26, 2016
Carlos E. Jordá

/s/ Charles H. Leonard	Director	February 26, 2016
Charles H. Leonard

/s/ Gary M. Sullivan, Jr.	Director	February 26, 2016
Gary M. Sullivan, Jr.

/s/ Shlomo Zohar	Director	February 26, 2016
Shlomo Zohar

/s/ Assaf Ginzburg	Executive Vice President and Chief Financial	February 26, 2016
Assaf Ginzburg	Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1
Second Amended and Restated Certificate of Incorporation of Delek US Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2013, filed with the SEC on August 8, 2013) (File No. 001-32868).

3.2
Third Amended and Restated Bylaws of Delek US Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed with the SEC on August 7, 2014) (File No. 001-32868).

4.1
Specimen of Delek US Holdings, Inc. Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 3 to the company’s Registration Statement on Form S-1/A, filed with the SEC on April 20, 2006) (File No. 333-131675).

5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Ernst & Young LLP.
23.2*	Consent of KPMG LLP.
23.3*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.
**
To be filed, if necessary, by post-effective amendment to this Registration Statement or incorporated by reference from documents filed or to be filed with the SEC under the Securities Exchange Act of 1934, as amended.